UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23000 Euclid Avenue, Cleveland, Ohio		44117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-692-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2006, Lewis E. Hatch, Jr. and Lawrence O. Selhorst, who are current members of the Board of Directors of Park-Ohio Holdings Corp. (the "Company"), each notified the Company that he will not stand for re-election to the Board of Directors at the Company’s 2006 Annual Meeting of Shareholders (the "2006 Annual Meeting").

Messrs. Hatch and Selhorst comprise two of the three members of the class of the Board of Directors whose terms expire at the 2006 Annual Meeting (the "2006 Class"). The Board of Directors will not be able to find suitable candidates as nominees for director for the 2006 Annual Meeting in connection with the decisions of Messrs. Hatch and Selhorst not to stand for re-election given the lack of time prior to the meeting. Accordingly, on March 30, 2006, (a) Ronna Romney and Kevin R. Greene, who are current members of the Board of Directors and comprise two of the three members of the class of the Board of Directors whose terms expire at the Company’s 2008 Annual Meeting of Shareholders (the "2008 Class"), each resigned as a member of the 2008 Class, (b) Messrs. Hatch and Selhorst each resigned as a member of the 2006 Class, (c) Ms. Romney and Mr. Greene were each elected by the Board of Directors as a member of the 2006 Class and (d) Messrs. Hatch and Selhorst were each elected by the Board of Directors as a member of the 2008 Class. Messrs. Hatch and Selhorst will each resign as a director after the 2006 Annual Meeting.

The Board of Directors intends to conduct a search for suitable candidates for director to fill the vacancies created by the resignations of Messrs. Hatch and Selhorst as soon as practicable following the 2006 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

April 5, 2006	By:	Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary